UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 23, 2020

Inspired Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36689	47-1025534
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 West 57th Street, Suite 415 New York, New York	10107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (646) 565-3861

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	INSE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement

(a)	On December 23, 2020, Landgame S.à r.l., a Luxembourg limited company (“Landgame”),entered into a Termination Agreement (“Termination Agreement”) with Inspired Entertainment, Inc. (the “Company”), with respect to that certain Stockholders Agreement, dated December 23, 2016 by and among Landgame, the Company, Hydra Industries Sponsor LLC, Macquarie Sponsor and the Vendors parties thereto (the “Stockholders Agreement”). Pursuant to the Termination Agreement, Landgame irrevocably renounced any and all rights and interests it may directly or indirectly have under or pursuant to the Stockholders Agreement, effective as of the date that Landgame divests itself of legal title to all of its shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”), and transfers such Common Stock (the “Transfer”) pursuant to that certain Trust Agreement dated December 23, 2020 (the “Trust Agreement”) by and between Landgame and Evan Davis, as trustee.

(b)	On December 23, 2020, the Company entered into an agreement with the Trustee (the “Voting Agreement”), pursuant to which, among other things, the Trustee agreed, at each annual or special meeting of the stockholders of the Company at which a vote will be taken, the Trustee will timely vote such number of shares of Common Stock that the Trustee may hold on the record date with respect to such meeting, or authorize a proxy or proxies to timely vote such shares, on each matter submitted to a vote of the stockholders at such meeting, in proportion to the votes of all of the other stockholders of the Company represented in person or by proxy at such meeting with respect to such matter (i.e., mirror voting). In determining the vote of such other stockholders, abstentions or “broker non-votes” with respect to any matter shall not be deemed to have been voted with respect to such matter.

The foregoing provisions of the Termination Agreement and the Voting Agreement are qualified in their entirety by reference to the provisions of the agreements annexed as exhibits to this Report on Form 8-K. The Company is not a party to the Trust Agreement. However, the form of Trust Agreement will be included as an exhibit to a Schedule 13D to be filed by the Trustee with respect to the Transfer.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a) Departure of Directors or Certain Officers.

On December 23, 2020, Mr. M. Alexander Hoye notified the Company by letter that he would resign as a member of the Board of Directors (the “Board”) and as a member of each Board committee on which he serves, effective the close of business on December 23, 2020. Mr. Hoye advised the Company that his resignation was not due to any disagreement between him and the Company on any matter relating to the Company's operations, policies or practices.

Item 9.01	Financial Statements and Exhibits

(d)      Exhibits.

Exhibit Number	Description

99.1	Termination Agreement dated as of December 23, 2020 by and between the Company and Landgame

99.2	Voting Agreement dated as of December 23, 2020 by and between the Company and Evan Davis, as trustee

99.3	Letter of Resignation of M. Alexander Hoye, dated December 23, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 23, 2020	Inspired Entertainment, Inc.

	By:	/s/ Carys Damon
Name: Carys Damon
Title: General Counsel

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